UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 27, 2008
(Date of earliest event reported)

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)
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Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15550 Lightwave Drive

Third Floor

Clearwater, Florida 33760
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, Patrick W. Walsh voluntarily tendered his resignation as a director of Think Partnership Inc. (the “Company”). He was a member of the Company’s audit committee, nominating and corporate governance committee and compensation committee. The Company’s board of directors accepted his resignation and thanked him for his service.

On June 27, 2008, the board appointed Jack Balousek to serve as a director to fill the vacancy created by Mr. Walsh’s resignation. Mr. Balousek will serve on the Company’s audit committee and nominating and corporate governance committee and as chairman of the compensation committee.  He had no prior relationship with the Company.

Mr. Balousek, age 63, served from 1991 to 1996 as President and Chief Operating Officer of Foote, Cone & Belding Communications, at the time one of the largest global advertising and communications networks; as Chairman and CEO of True North Technologies, a digital and interactive services firm affiliated with True North Communications; and as a Director at FCB Communications and True North Communications from 1989 until 1997.  Prior to 1991, he held various senior executive management positions with FCB and Brand Management positions with the Procter & Gamble Co.  Mr. Balousek has served as a Director on a number of publicly-held companies, and is currently serving on the Board of Central Garden & Pet Co. He received his undergraduate degree from Creighton University and his Masters degree from Northwestern University.

Commencing June 27, 2008, the Company began entering into Stock Option Agreements and Restricted Stock Agreements (collectively, the “Agreements”) with a group of its employees, including officers and a director.  Under the Company’s 2005 Long Term Incentive Plan (the “2005 Plan”) and pursuant to the Agreements, the Company granted (a)  options to purchase shares of common stock, $.001 par value per share, to the following officers in the amounts and at the exercise prices stated:  Chief Executive Officer Stan Antonuk, 325,000 shares at $0.69 and 75,000 at $1.69; Chief Financial Officer Jody Brown, 200,000 shares at $0.69 and 75,000 shares at $1.69; Chief Revenue Officer Steve Lerch, 400,000 shares at $0.69 and 100,000 at $1.69; Chief Technology Officer John Linden, 100,000 shares at $0.69 and 90,000 at $1.69; and Chairman of the Board of Directors Mitch Tuchman, 225,000 shares at $0.69; and (b) 300,000 unrestricted shares to Mr. Linden.  All options were priced at either a price fifty (50%) higher than the closing price or the closing price of the common stock, as reported by the American Stock Exchange, on the respective dates these grants were approved by the Company’s Compensation Committee. One-third of the options vest on each of the first, second and third year anniversaries of the date of initial grant.  The grant of unrestricted shares to Mr. Linden all vest immediately and are not subject to forfeiture.

The foregoing description of the terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements which are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
10.1	Specimen Stock Option Agreement dated June __, 2008 between Think Partnership Inc. and Optionees
10.2

Specimen Restricted Stock Agreement dated June __, 2008 between Think Partnership Inc. and Employees with Amendment Agreement No. 1 dated as of June 23, 2008 between Think Partnership Inc. and John Linden

CAUTIONARY STATEMENT REGARDING EXHIBITS

The representations, warranties and covenants made by the Company or any subsidiary of the Company in any agreement filed as an exhibit to this Current Report on Form 8-K or in any amendment hereto are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to, or with, any third party.  Moreover, these representations, warranties and covenants should not be relied on as accurately describing or reflecting the current state of the Company’s affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2008		THINK PARTNERSHIP INC.

	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	General Counsel